UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 13, 2007

BEACON POWER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-31973 (Commission File Number)	04-3372365 (IRS Employer Identification No.)
65 Middlesex Road Tyngsboro, Massachusetts 01879 (Address of Principal Executive Offices) (Zip Code)
(978) 694-9121 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 13, 2007, the Board of Directors of Beacon Power Corporation (the “Company”) approved and adopted an amended and restated Code of Business Conduct and Ethics (the “Code”), which replaced the Company’s previous Code of Business Conduct and Ethics in its entirety. The overall purpose of amending and restating the Code was to conform disclosure to other stated Company policies, generally updating the Code and enhancing awareness and readability of the Code. The updated text and amendments include additional provisions relating to records and reporting, proper use of Company assets, proprietary and confidential information, insider trading, intellectual property, commitment to the environment, workplace responsibilities, representing the Company to customers, suppliers and others, anonymous reporting of concerns, complaints or suspected violations of the Code, and waivers.

The above description of the Code does not purport to be complete and is qualified in its entirety by reference to the full text of the Code, a copy of which is filed as Exhibit 14.1 hereto and is incorporated herein by reference. A copy of the Code is available on the Company’s website at www.beaconpower.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Description	Exhibit Number

Code of Conduct, effective December 19, 2007	14.1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON POWER CORPORATION

Dated: December 19, 2007	By:	/s/ James M. Spiezio
James M. Spiezio
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

14.1	Code of Conduct, effective December 19, 2007.